Exhibit 99.1

Genpact Reports Results for the Third Quarter of 2013

Revenues of $534.9 Million, Up 8.9%

Adjusted Income from Operations of $95.0 Million, Up 19.2%

Cash Flow from Operations of $125.5 Million, Up 62.2%

NEW YORK, November 6, 2013 – Genpact Limited (NYSE: G), a global leader in transforming and running business processes and operations, today announced financial results for the third quarter ended September 30, 2013.

Key Financial Results – Third Quarter 2013

•	Revenues were $534.9 million, up 8.9% from $491.2 million in the third quarter of 2012. Revenues from Global Clients were up 12.7%, and business process management revenues from Global Clients were up 10.4%.

•	Income from operations was $86.0 million, up 22.9% from $70.0 million in the third quarter of 2012.

•	Net income attributable to Genpact Limited shareholders was $70.3 million, up 179.1% from $25.2 million in the third quarter of 2012. Net income margin for the third quarter of 2013 was 13.1%, up from 5.1% in the third quarter of 2012.

•	Diluted earnings per common share were $0.30, up from $0.11 in the third quarter of 2012.

•	Adjusted income from operations was $95.0 million, up 19.2% from $79.7 million in the third quarter of 2012.

•	Adjusted income from operations margin was 17.8%, up from 16.2% in the third quarter of 2012.

•	Adjusted diluted earnings per share were $0.33, up from $0.18 in the third quarter of 2012.

N.V. ‘Tiger’ Tyagarajan, Genpact’s president and CEO, said, “In the third quarter, Genpact revenues, adjusted operating income, adjusted operating income margin and cash flows from operations all increased year-over-year. Revenue growth was below our expectations. The three main drivers behind our lower than expected revenues were: foreign exchange headwinds impacting our non-U.S. dollar revenues significantly more than anticipated, continued reduction in our mortgage originations business related to softness in refinancing volumes in the U.S., and an increase in the value and proportion of large deals in our pipeline. Although conversion to revenue in large, transformative deals takes significantly longer, these engagements are where we want to be and where the depth of our operational capabilities and benchmarks add the most value to our clients.”

Revenues from Global Clients grew 12.7% over the third quarter of 2012. Business process management revenues from Global Clients grew by 10.4%, led by growth in the Insurance, Hi-Tech, Consumer Packaged Goods, Retail and Life Sciences verticals. Revenues from Global Clients represented approximately 77.9% of Genpact’s total revenues, or $416.9 million, with the remaining 22.1% of revenues, or $118.0 million, coming from GE. GE revenues decreased 2.7% from the third quarter of 2012, adjusted for dispositions by GE of businesses that Genpact continues to serve.

In the 12 months ending September 30, 2013, 52 client relationships each contributed revenues of $5 – $15 million, up from 42 such relationships as of September 30, 2012, 13 client relationships each contributed revenues of $15 – $25 million, up from 11 such relationships as of September 30, 2012 and 12 client relationships each contributed revenues of $25 million or more, up from 11 such client relationships as of September 30, 2012.

75.1% of Genpact’s revenues for the quarter came from business process management services, compared to 76.6% in the third quarter of 2012. Revenues from IT services were 24.9% of total revenues for the quarter, up from 23.4% in the third quarter of 2012.

Genpact generated $125.5 million of cash from operations in the quarter, up from $77.4 million in the third quarter of 2012. Genpact had approximately $499.0 million in cash and cash equivalents and short term deposits as of September 30, 2013.

As of September 30, 2013, Genpact had approximately 62,200 employees worldwide, up from approximately 60,800 as of September 30, 2012. Genpact’s employee attrition rate for the quarter was approximately 25%, measured from the first day of employment, down from 26% for the same period in 2012. Annualized revenue per employee for the quarter was $36,200, up from $34,100 for the three months ended September 30, 2012.

Year-to-Date Results

•	Revenues were $1.574 billion, up 12.9% from $1.394 billion for the nine months ended September 30, 2012.

•	Income from operations was $237.9 million, up 22.9% from $193.6 million in the nine months ended September 30, 2012.

•	Net income attributable to Genpact Limited shareholders was $180.9 million, up from $124.8 million for the nine months ended September 30, 2012; net income margin was 11.5%, up from 9.0% for the nine months ended September 30, 2012.

•	Diluted earnings per common share were $0.77, up from $0.55 for the nine months ended September 30, 2012.

•	Adjusted income from operations was $267.0 million, up 16.5% from $229.2 million for the nine months ended September 30, 2012.

•	Adjusted income from operations margin was 17.0%, up from 16.4% for the nine months ended September 30, 2012.

•	Adjusted diluted earnings per share were $0.88, up from $0.71 for the nine months ended September 30, 2012.

Genpact’s employee attrition rate for the nine months ended September 30, 2013 was approximately 25%, measured from the first day of employment, unchanged from the same period in 2012. Annualized revenue per employee for the nine months ended September 30, 2013 was $35,800, up from $33,700 for the nine months ended September 30, 2012.

2013 Outlook

Tyagarajan continued, “As a result of lower than expected revenues and improved margins, we are reducing our revenue guidance and increasing our margin guidance. For the full year 2013, we now expect revenues to be in a range of $2.12 – $2.13 billion and adjusted operating income margin to be in a range of 16.5% – 16.8%. Looking ahead, we continue to believe our addressable market is large and under-penetrated. In order to capture a larger share of this market, we are targeting specific industry verticals, service lines and geographies where our offerings are truly differentiated and our ability to generate business impact is the greatest.”

Conference Call to Discuss Financial Results

Genpact management will host an hour-long conference call beginning at 4:30 p.m. ET on November 6, 2013 to discuss the company’s performance for the third quarter of 2013. To participate, callers can dial +1 (800) 706-7749 from within the U.S. or +1 (617) 614-3474 from any other country. Thereafter, callers will be prompted to enter the participant code, 93048934.

A live webcast of the call including slides with our comments will also be made available on the Genpact Investor Relations website at http://investors.genpact.com. For those who cannot participate in the call, a replay and podcast will be available on Genpact’s website, www.genpact.com, after the end of the call. A transcript of the call as well as the presentation slides will also be made available on the website.

About Genpact

Genpact Limited (NYSE: G) is a global leader in transforming and running business processes and operations, including those that are complex and industry-specific. Our mission is to help clients become more competitive by making their enterprises more intelligent through becoming more adaptive, innovative, globally effective and connected to their own clients. Genpact stands for Generating Impact – visible in tighter cost management as well as better management of risk, regulations and growth for hundreds of long-term clients including more than 100 of the Fortune Global 500. Our approach is distinctive – we offer an unbiased, agile combination of smarter processes, crystallized in our Smart Enterprise Processes (SEPSM) proprietary framework, along with analytics and technology, which limits upfront investments and enhances future adaptability. We have global critical mass – 60,000+ employees in 24 countries with key management and corporate offices in New York City – while remaining flexible and collaborative, and a management team that drives client partnerships personally. Our history is unique – behind our single-minded passion for process and operational excellence is the Lean and Six Sigma heritage of a former General Electric division that has served GE businesses for more than 15 years. For more information, visit www.genpact.com.

Safe Harbor

This press release contains certain statements concerning our future growth prospects and forward-looking statements, as defined in the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those in such forward-looking statements. These risks, uncertainties and other factors include but are not limited to a slowdown in the economies and sectors in which our clients operate, a slowdown in the business process management and information technology services sectors, the risks and uncertainties arising from our past and future acquisitions, our ability to manage growth, factors which may impact our cost advantage, wage increases, changes in tax rates and tax legislation, our ability to attract and retain skilled professionals, risks and uncertainties regarding fluctuations in our earnings, general economic conditions affecting our industry as well as other risks detailed in our reports filed with the U.S. Securities and Exchange Commission, including Genpact’s Annual Report on Form 10-K. These filings are available at www.sec.gov. Genpact may from time to time make additional written and oral forward-looking statements, including statements contained in our filings with the Securities and Exchange Commission and our reports to shareholders. Although Genpact believes that these forward-looking statements are based on reasonable assumptions, you are cautioned not to put undue reliance on these forward-looking statements, which reflect management’s current analysis of future events and should not be relied upon as representing management’s expectations or beliefs as of any date subsequent to the time they are made. Genpact does not undertake to update any forward-looking statements that may be made from time to time by or on behalf of Genpact.

Contact

Investors	Bharani Bobba +1 (646) 624-5951 bharani.bobba@genpact.com

Media	Gail Marold +1 (919) 345-3899 gail.marold@genpact.com

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share data and share count)

	As of December 31, 2012	As of September 30, 2013
Assets
Current assets
Cash and cash equivalents	$459,228	$481,498
Accounts receivable, net	451,960	476,997
Accounts receivable from related party, net	29	63
Short term deposits	18,292	17,505
Deferred tax assets	48,489	61,654
Prepaid expenses and other current assets	150,769	179,402

Total current assets	$1,128,767	$1,217,119
Property, plant and equipment, net	200,362	168,374
Deferred tax assets	91,383	102,878
Investment in equity affiliates	416	349
Customer-related intangible assets, net	84,748	79,250
Marketing-related intangible assets, net	21,585	20,628
Other intangible assets, net	6,054	7,054
Goodwill	956,064	950,424
Other assets	116,548	98,059

Total assets	$2,605,927	$2,644,135

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share data and share count)

	As of December 31, 2012	As of September 30, 2013
Liabilities and equity
Current liabilities
Short-term borrowings	$80,000	$—
Current portion of long-term debt	4,982	4,256
Current portion of capital lease obligations	1,301	1,384
Accounts payable	18,652	15,281
Income taxes payable	22,304	58,936
Deferred tax liabilities	538	384
Accrued expenses and other current liabilities	390,041	401,476

Total current liabilities	$517,818	$481,717
Long-term debt, less current portion	656,879	654,664
Capital lease obligations, less current portion	2,533	2,736
Deferred tax liabilities	6,068	5,539
Other liabilities	250,848	297,955

Total liabilities	$1,434,146	$1,442,611

Shareholders’ equity
Preferred shares, $0.01 par value, 250,000,000 authorized, none issued	—	—

Common shares, $0.01 par value, 500,000,000 authorized, 225,480,172 and 230,147,557 issued and outstanding as of December 31, 2012 and September 30, 2013, respectively	2,253	2,300
Additional paid-in capital	1,202,448	1,252,122
Retained earnings	281,982	462,857
Accumulated other comprehensive income (loss)	(318,272)	(517,791)

Genpact Limited shareholders’ equity	$1,168,411	$1,199,488
Noncontrolling interest	3,370	2,036

Total equity	$1,171,781	$1,201,524
Total liabilities and equity	$2,605,927	$2,644,135

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data and share count)

	Three months ended September 30,		Nine months ended September 30,
	2012	2013	2012	2013
Net revenues
Net revenues from services - others	$490,987	$534,696	$1,393,780	$1,572,967
Net revenues from services - related party	170	190	487	571

Total net revenues	491,157	534,886	1,394,267	1,573,538

Cost of revenue
Services	297,253	329,289	847,940	973,729

Total cost of revenue	297,253	329,289	847,940	973,729

Gross profit	$193,904	$205,597	$546,327	$599,809
Operating expenses:
Selling, general and administrative expenses	118,536	117,005	337,794	348,632
Amortization of acquired intangible assets	6,014	5,867	17,094	17,603
Other operating (income) expense, net	(598)	(3,232)	(2,111)	(4,320)

Income from operations	$69,952	$85,957	$193,550	$237,894
Foreign exchange (gains) losses, net	13,220	(10,817)	(5,086)	(24,619)
Other income (expense), net	(14,932)	(3,454)	(15,755)	(19,104)

Income before Equity-method investment activity, net and income tax expense	$41,800	$93,320	$182,881	$243,409
Equity-method investment activity, net	(50)	(32)	(24)	(139)

Income before income tax expense	$41,850	$93,352	$182,905	$243,548
Income tax expense	15,239	21,921	53,239	58,403

Net Income	$26,611	$71,431	$129,666	$185,145
Net income attributable to noncontrolling interest	1,436	1,169	4,851	4,270

Net income attributable to Genpact Limited shareholders	$25,175	$70,262	$124,815	$180,875

Net income available to Genpact Limited common shareholders	$25,175	$70,262	$124,815	$180,875
Earnings per common share attributable to Genpact Limited common shareholders
Basic	$0.11	$0.31	$0.56	$0.79
Diluted	$0.11	$0.30	$0.55	$0.77
Weighted average number of common shares used in computing earnings per common share attributable to Genpact Limited common shareholders
Basic	223,876,035	230,057,508	223,289,507	228,840,746
Diluted	230,195,834	236,336,924	228,516,391	235,095,660

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Nine months ended September 30,
	2012	2013
Operating activities
Net income attributable to Genpact Limited shareholders	$124,815	$180,875
Net income attributable to noncontrolling interest	4,851	4,270

Net income	$129,666	$185,145

Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	41,609	40,270
Amortization of debt issue costs (including loss on extinguishment of debt)	7,468	5,215
Amortization of acquired intangible assets	17,149	17,603
Reserve for doubtful receivables	2,780	8,919
Reserve for mortgage loans	107	—
Unrealized (gain) loss on revaluation of foreign currency asset/liability	(1,307)	(5,646)
Equity-method investment activity, net	(24)	(139)
Stock-based compensation expense	22,856	21,931
Deferred income taxes	(9,297)	4,194
Others, net	2,287	5,872
Change in operating assets and liabilities:
Increase in accounts receivable	(45,209)	(30,613)
Increase in other assets	(64,645)	(35,014)
Decrease in accounts payable	(3,876)	(797)
Increase (Decrease) in accrued expenses and other current liabilities	29,994	(24,601)
Increase in income taxes payable	45,688	37,103
Increase in other liabilities	34,226	3,775

Net cash provided by operating activities	$209,472	$233,217

Investing activities
Purchase of property, plant and equipment	(60,141)	(37,061)
Proceeds from sale of property, plant and equipment	374	2,996
Investment in affiliates	(205)	—
Short term deposits placed	(25,638)	(55,259)
Redemption of short term deposits	25,638	51,955
Payment for business acquisitions, net of cash acquired	(53,931)	(49,235)
Proceeds from divestiture of business, net of cash divested	—	(1,049)

Net cash used for investing activities	$(113,903)	$(87,653)

Financing activities
Repayment of capital lease obligations	(1,684)	(1,284)
Proceeds from long-term debt	675,000	121,410
Repayment of long-term debt	(105,000)	(121,410)
Proceeds from Short-term borrowings	80,000	35,000
Repayment of Short-term borrowings	(252,350)	(115,000)
Proceeds from issuance of common shares under stock-based compensation plans	19,684	35,389
Payment for net settlement of stock-based awards	(1,746)	(7,599)
Payment of earn-out consideration	(587)	(3,868)
Cost incurred in relation to Debt amendment and refinancing	(14,438)	(8,104)
Distribution to noncontrolling interest	(3,961)	(4,614)
Dividend paid	(501,620)	—

Net cash used for financing activities	$(106,702)	$(70,080)

Effect of exchange rate changes	(2,384)	(53,214)
Net increase (decrease) in cash and cash equivalents	(11,133)	75,484
Cash and cash equivalents at the beginning of the period	408,020	459,228

Cash and cash equivalents at the end of the period	$394,503	$481,498

Supplementary information
Cash paid during the period for interest	$5,785	$25,484
Cash paid during the period for income taxes	$65,708	$52,805
Property, plant and equipment acquired under capital lease obligation	$1,955	$1,933

Reconciliation of Adjusted Non-GAAP Financial Measures to GAAP Measures

To supplement the consolidated financial statements presented in accordance with GAAP, this press release includes the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures:

•	Adjusted income from operations;

•	Adjusted net income attributable to shareholders of Genpact Limited, or adjusted net income; and

•	Adjusted diluted earnings per share attributable to shareholders of Genpact Limited, or adjusted diluted earnings per share.

These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures, the financial statements prepared in accordance with GAAP and the reconciliations of Genpact’s GAAP financial statements to such non-GAAP measures should be carefully evaluated.

Prior to July 2012, Genpact’s management used financial statements that excluded significant acquisition related expenses and amortization of related acquired intangibles for its internal management reporting, budgeting and decision making purposes, including comparing Genpact’s operating results to that of its competitors. However, considering Genpact’s frequent acquisitions of varying scale and size, and the difficulty in predicting expenses relating to acquisitions and amortization of acquired intangibles thereof, since July 2012 Genpact’s management uses financial statements that exclude all acquisition related expenses and amortization of acquired intangibles for its internal management reporting, budgeting and decision making purposes, including comparing Genpact’s operating results to that of its competitors.

In addition to the above, Genpact’s management uses financial statements that exclude stock-based compensation expense, amortization of acquired intangibles at formation in 2004, expenses related to change of shareholding and capital restructuring (excluding expenses related to the credit facility) and withholding taxes relating to remittance of funds between subsidiaries to partly fund the payment of the special cash dividend in respect of capital restructuring. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when adopting ASC 718 “Compensation-Stock Compensation,” Genpact’s management believes that providing non-GAAP financial measures that exclude all of the above expenses allows investors to make additional comparisons between Genpact’s operating results and those of other companies. Genpact also believes that it is unreasonably difficult to provide its financial outlook in accordance with GAAP for a number of reasons including, without limitation, its inability to predict its stock-based compensation expense under ASC 718, the amortization of intangibles associated with further acquisitions, acquisition related expenses and expenses related to change of shareholding and capital restructuring (excluding expenses related to the credit facility) and withholding taxes relating to remittance of funds between subsidiaries to partly fund the payment of the special cash dividend in respect of capital restructuring, if any. Accordingly, Genpact believes that the presentation of adjusted income from operations and adjusted net income, when read in conjunction with the Company’s reported results, can provide useful supplemental information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

A limitation of using adjusted income from operations and adjusted net income versus income from operations and net income calculated in accordance with GAAP is that these non-GAAP financial measures exclude a recurring cost, namely stock-based compensation. Management compensates for this limitation by providing specific information on the GAAP amounts excluded from adjusted income from operations and adjusted net income.

The following tables show the reconciliation of these adjusted financial measures from GAAP for the three and nine months ended September 30, 2012 and 2013:

Reconciliation of Adjusted Income from Operations

(Unaudited)

(In thousands)

	Three months ended September 30,		Nine months ended September 30,
	2012	2013	2012	2013
Income from operations as per GAAP	$69,952	$85,957	$193,550	$237,894
Add: Amortization of acquired intangible assets resulting from Formation Accounting	1,621	711	5,253	2,282
Add: Amortization of acquired intangible assets relating to acquisitions	2,694	3,857	7,948	11,355
Add: Acquisition related expenses	298	—	298	—
Add: Consultancy and legal fees relating to change of shareholding and capital restructuring (excluding expenses related to the credit facility)	7,318	—	9,805	—
Add: Stock-based compensation	5,613	5,312	22,856	21,931
Less: Provision (created) reversed for loss on divestitures	—	141	—	(3,520)
Add: Other income (expense)	(6,365)	184	(5,733)	1,163
Add: Gain on Equity-method investment activity, net	50	32	24	139
Less: Net income attributable to noncontrolling interest	(1,436)	(1,169)	(4,851)	(4,270)

Adjusted income from operations	$79,745	$95,025	$229,150	$266,974

Reconciliation of Adjusted Net Income

(Unaudited)

(In thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2012	2013	2012	2013
Net income as per GAAP	$25,175	$70,262	$124,815	$180,875
Add: Amortization of acquired intangible assets resulting from Formation Accounting	1,621	711	5,253	2,282
Add: Amortization of acquired intangible assets relating to acquisitions	2,694	3,857	7,948	11,355
Add: Consultancy and legal fees relating to change of shareholding and capital restructuring (excluding expenses related to the credit facility)	7,318	—	9,805	—
Add: Stock-based compensation	5,613	5,312	22,856	21,931
Add: Acquisition related expenses	298	—	298	—
Add: Withholding taxes relating to remittance of funds between subsidiaries to partly fund the payment of special cash dividend in respect of capital restructuring	2,300	—	2,300	—
Less: Tax impact on amortization of acquired intangibles resulting from Formation Accounting	(357)	(114)	(1,190)	(413)
Less: Tax impact on amortization of acquired intangibles relating from acquisitions	(893)	(1,319)	(2,679)	(3,875)
Less: Tax impact on acquisition related expenses	(75)	—	(75)	—
Less: Tax impact on stock-based compensation	(1,971)	(1,458)	(7,004)	(5,753)
Less: Tax impact on consultancy and legal fees relating to change of shareholding and capital restructuring (excluding expenses related to the credit facility)	—	—	(182)	—

Adjusted net income	$41,723	$77,251	$162,145	$206,402

Adjusted diluted earnings per share	$0.18	$0.33	$0.71	$0.88